Exhibit 99.1

NEWS RELEASE for April 27, 2006, at 8:00 AM EDT

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Michael Mason (Investors)	Francis X. Shea
	(212) 691 8087	(305) 428 8000
	michaelm@allencaron.com	fshea@wfscorp.com

WORLD FUEL SERVICES CORPORATION CONFERENCE CALL ADVISORY

MIAMI (April 27, 2006) … World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team to discuss the Company’s results for its first quarter of 2006, which it plans to release on Wednesday, May 10, 2006, after the close of the market.

WHEN:	Thursday, May 11, 2006, at 11:00 AM EDT

DIAL-IN NUMBER:	(866) 621 0089 (within the US and Canada) / (706) 758 3183 (International); use conference ID # 8323111.

REPLAY NUMBER:	(800) 642 1687 (within the US and Canada) / (706) 645 9291 (International); use conference ID # 8323111. The replay will be available shortly after the live call, and will be available for seven days, through May 18, 2006.

WEB CAST:	The live web cast may be accessed by visiting the Company’s web site at www.wfscorp.com and clicking on the web cast icon, or by going to: http://audioevent.mshow.com/297113/

Web participants are encouraged to go to these web sites at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The online archive will be available immediately after the call, and will remain available until June 30, 2006.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine and aviation fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports and seaports worldwide. With 43 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine and aviation fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine and aviation fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. The Company’s aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. For more information, call (305) 428 8000 or visit www.wfscorp.com.

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